UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2019

Verastem, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

117 Kendrick Street, Suite 500, Needham, MA		02494
(Address of principal executive offices)		(Zip code)

(Registrant’s telephone number, including area code): (781) 292-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934. (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Exchange and Subscription Agreements

On November 12, 2019, Verastem, Inc. (the “Company”) entered into privately negotiated agreements (the “Agreements”) with a limited number of investors who are accredited investors (within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and/or qualified institutional buyers (as defined in Rule 144A under the Securities Act) who are holders of the Company’s 5.00% Convertible Senior Notes due 2048 (the “Existing Notes”) to exchange approximately $114.3 million aggregate principal amount of Existing Notes for approximately $62.9 million aggregate principal amount of newly issued 5.00% Convertible Senior Second Lien Notes due 2048 (the “Notes”). Each exchanging investor will also receive a cash payment equal to 10.0% of the principal amount of Existing Notes exchanged, together with together with accrued and unpaid interest on the Existing Notes (plus, if applicable, an adjustment in lieu of issuing fractional Notes). The issuance of the Notes is expected to close on November 14, 2019, subject to customary closing conditions. The Notes will be issued pursuant to an indenture by and between the Company and Wilmington Trust, National Association, as trustee and collateral agent (the “Indenture”).

The Company will have the right, exercisable at its option, to cause all Notes then outstanding to be converted automatically if the “Daily VWAP” (as defined in the Indenture) per share of the Company’s common stock equals or exceeds 121% of the conversion price on each of at least 20 “VWAP Trading Days” (as defined in the Indenture), whether or not consecutive, during any 30 consecutive VWAP Trading Day period commencing on or after the date the Company first issued the Notes.

The initial conversion rate for the Notes is 606.0606 shares of the Company’s common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $1.65 per share, representing an approximately 52.8% premium to the last reported sale price of $1.08 per share of the Company’s common stock on November 11, 2019, as reported on the Nasdaq Global Market.  The conversion rate is subject to adjustment from time to time upon the occurrence of certain events, including, but not limited to, the issuance of stock dividends and payment of cash dividends, but will not be adjusted for any accrued and unpaid interest.

Prior to November 1, 2022, the Company will not have the right to redeem the Notes. On or after November 1, 2022, the Company may elect to redeem the Notes, in whole or in part, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any.

Unless the Company has previously called all outstanding Notes for redemption, the Notes will be subject to repurchase by the Company at the holders’ option on each of November 1, 2023, November 1, 2028, November 1, 2033, November 1, 2038 and November 1, 2043 (or, if any such date is not a business day, on the next business day) at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any.

If a “Fundamental Change” (as defined in the Indenture) occurs at any time, subject to certain conditions, holders may require the Company to purchase all or any portion of their Notes at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the “Fundamental Change Repurchase Date” (as defined in the Indenture).  If a “Make-Whole Fundamental Change” (as defined in the Indenture) occurs on or before November 1, 2022 and a holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, such holder may be entitled to an increase in the conversion rate in certain circumstances as set forth in the Indenture.

Upon conversion of the Notes, holders will receive a cash payment equal to the accrued and unpaid interest on the converted Notes.  In addition, if the Notes are converted with a conversion date that is on or prior to November 1, 2020 (or, if such date is not a business day, on the next business day), other than in connection with the Company’s exercise of the “Company Mandatory Conversion Right” (as defined in the Indenture), then the consideration due upon any such conversion will also include a cash interest make-whole payment for all future scheduled interest payments on the converted Notes through November 1, 2020.

The Notes are the Company’s senior, secured obligations and will be senior in right of payment to the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes, and equal in right of payment with the Company’s existing and future indebtedness that is not so subordinated.  The Notes are structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

The Indenture includes a grant of a security interest in and second lien on the assets of the Company securing indebtedness issued under its existing senior secured credit facility, as well as customary covenants, and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company or certain of its subsidiaries after which the Notes become automatically due and payable.

In connection with the Exchange, the Company intends to enter into an amendment to its existing senior secured credit facility (the “Credit Facility Amendment”) with Hercules Capital, Inc., as agent (in such capacity, “Agent”) for itself and the other lenders, pursuant to which Agent consents to (i) the Company’s use of cash to facilitate the Exchange and (ii) the issuance of the Notes, subject to the liens securing such Notes being subordinated to the liens in favor of Agent and to the imposition of certain liquidity thresholds and financial covenants.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Agreements, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing descriptions of the Credit Facility Amendment and Indenture do not purport to be complete and are qualified in their entirety by reference to the Credit Facility Amendment and the Indenture, which will be filed as exhibits to future filings by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act or 1934, as amended (the “Exchange Act”).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, on November 14, 2019, the Company expects to issue the Notes. The Company will issue the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Any shares of common stock issued upon conversion of the Notes will be issued pursuant to Section 3(a)(9) of the Securities Act as an exchange with existing security holders.  Based on the initial maximum conversion rate of 925.9259 shares of common stock per $1,000 principal amount of notes, a maximum of approximately 58.2 million shares of common stock are initially issuable upon conversion of the Notes.  The offer and sale of the Notes and the shares of common stock issuable upon conversion of the Notes have not been, and will not be, registered under the Securities Act.

Item 7.01 Other Events.

On November 12, 2019, the Company issued a press release announcing the note exchange transactions. A copy of the press release is attached hereto as Exhibit 99.1. The information in this report, including Exhibits 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor will it be incorporated by reference in any filing under the Securities Act or in any filing under the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Exchange Agreement, dated as of November 12, 2019, among Verastem, Inc. and each investor party thereto.
99.1	Press Release dated November 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Dated: November 12, 2019	By:	/s/ Brian Stuglik
Brian Stuglik
Chief Executive Officer